Exhibit 10.3

COMMONWEALTH TELEPHONE ENTERPRISES INC.

AMENDED RESTRICTED STOCK UNITS AGREEMENT

This Amended Restricted Stock Unit Agreement (“Amended Agreement”), effective as of September 29, 2006, is made between Commonwealth Telephone Enterprises, Inc. (the “Company” or “CTE”) and                                  (“Grantee”). This Amended Agreement amends the Restricted Stock Units Agreement previously executed by Grantee and CTE on March 10, 2006.

1	Definitions. As used herein:

(a)	“Award” means the award of Restricted Stock Units hereby granted. Awards are characterized into two categories:

i.	“Long Term Incentive Award” – represents the award that an employee will receive for their continuing contributions to CTE.

ii.	“Performance Level Award” – represents an award the Grantee shall receive only if CTE meets certain performance metrics as set forth on Exhibit A.

The formula corresponding to the award as well as the application of this formula is illustrated by example in Exhibit A, attached hereto and incorporated herein.

(b)	“Board” means the Board of Directors of the Company.

(c)	“Code” means the Internal Revenue Code of 1986, as amended.

(d)	“Committee” means the Compensation/Pension Committee of the Board.

(e)	“Date of Grant” means the date first set forth above on which the Company awarded the Restricted Stock Units.

(f)	“Deferral Date” means the date to which Grantee has elected to defer the receipt of CTE stock with respect to any vesting or previously deferred Restricted Stock Units.

(g)	“Disability” means permanent and total disability as defined in Section 22(e)(3) of the Code.

(h)	“EBITDA” means Earnings Before Interest, Taxes, Depreciation, and Amortization; and is intended to function within this Agreement as a performance metric by which Grantee may be awarded additional Restricted Stock Units as set forth on Exhibit A.

(i)	“Employer” means the Company or the subsidiary or affiliate of the Company for which Grantee is performing services on the Vesting Date.

(j)	“Normal Retirement” means age 65 and five years of service or an age greater than 65 when 5 years of service are attained.

(k)	“Plan” means the Commonwealth Telephone Enterprises, Inc. Equity Incentive Plan, incorporated herein by reference.

(l)	“Restricted Period” means, with respect to each Restricted Stock Unit, the period beginning on the Date of Grant and ending on the Vesting Date.

(m)	“Restricted Stock Units” means any or all of the Units which are the subject of any Award hereby granted or achieved. Units represent an unfunded promise by the Company to deliver Shares at a future date.

(n)	“Shares” means shares of the Company’s common stock, par value $1.00 per share, or any substitute securities issued in substitution for the Company’s common stock pursuant to Paragraph 12.

(o)	“Vesting Date” means the date on which the restrictions imposed under Paragraph 4 on a Restricted Stock Unit lapse, as provided in Paragraph 5.

2.	Grant of Long Term Incentive Awards.

Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to Grantee 3,000 Restricted Stock Units as a “Long Term Incentive Award.”

3.	Grant of Performance Level Awards.

In addition to the Long Term Incentive Awards, Grantee has the opportunity to receive up to 5,000 additional RSUs through a Performance Level Award. Grantee shall only receive the Performance Level Award according to the parameters and metrics set forth on Exhibit A.

4.	Restrictions on Restricted Stock Units.

Subject to the terms and conditions set forth herein and in the Plan, during the Restricted Period, Grantee shall not be permitted to sell, transfer, pledge or assign any of the Restricted Stock Units granted hereunder.

5	Lapse of Restrictions.

(a) Subject to the terms and conditions set forth herein and in the Plan, the restrictions set forth in Paragraph 4 on each Restricted Stock Unit that has not been forfeited, shall lapse on the Vesting Date; provided, however, that on the Vesting Date, Grantee is, and has from the Date of Grant continuously been, an employee of the Company during the Restricted Period.

(b) Subject to paragraph 5(a), a Vesting Date for Shares of Restricted Stock Units awarded to Grantee as a Long Term Incentive Award shall occur in accordance with the following schedule:

(i)	As to 750 Shares of the Restricted Stock Units, March 10, 2007,

(ii)	As to an additional 750 Shares of the Restricted Stock Units, March 10, 2008,

(iii)	As to an additional 750 Shares of the Restricted Stock Units, March 10, 2009,

(iv)	As to an additional 750 Shares of the Restricted Stock Units, March 10, 2010.

(c) If Restricted Stock Units are awarded to Grantee as a Performance Level Award in accordance with paragraph 3, then subject to paragraph 5(a), a Vesting Date for Shares of Restricted Stock Units shall occur in accordance with the following schedule:

(i) As to one-third of the Restricted Stock Units issued as a Performance Level Award, one year from the determination date noted in paragraph 5(e),

(ii) As to one-third of the Restricted Stock Units issued as a Performance Level Award, two years from the determination date noted in paragraph 5(e),

(iii) As to one-third of the Restricted Stock Units issued as a Performance Level Award, three years from the determination date noted in paragraph 5(e).

(d) Any Restricted Stock Unit regardless of the manner of the Award (and any related Dividend Equivalents) not yet vested as of the date that a Grantee’s employment terminates due to death, Disability or Normal Retirement, shall become immediately vested. Any vested portion shall be paid as soon as practicable subject to the provisions of the Plan.

(e) The number of shares awarded as Performance Level Award shall be determined on or before February 28, 2007 (the 2006 “determination date”). If a Performance Level award is determined to be less than the number of shares indicated in Section 3 above, the number of shares representing the difference shall be forfeited as of February 28, 2007.

6.	Deferral of Restricted Stock Units.

(a) Grantee shall have the right, on an annual basis, to defer receipt of CTE stock relative to any vesting or deferred vested Restricted Stock Units provided the election to defer is properly executed sufficiently in advance of the applicable vesting or deferral date to satisfy IRS guidelines with respect to deferral of compensation. Any election to defer shall be for a minimum of one year.

(b) Grantee shall be notified by the Company in advance of any pending vesting or deferral date to accommodate the election to receive, or defer receipt of, shares on any vesting or deferred Restricted Stock Units.

7.	Forfeiture of Restricted Stock Units.

(a) Subject to the terms and conditions set forth herein and in the Plan, if Grantee terminates employment with the Company or any of its Subsidiaries during the Restricted Period for any reason other than death, Normal Retirement or Disability,

Grantee shall forfeit the Restricted Stock Units as of the date of such termination of employment. Upon a forfeiture of the Restricted Stock Units as provided in this Paragraph 7, such Restricted Stock Units shall be deemed cancelled.

(b) The provisions of this Paragraph 7 shall not apply to Shares of Restricted Stock Units as to which the restrictions of Paragraph 4 have lapsed.

8.	Rights of Grantee.

(a) Dividends – If the Company issues a dividend, Grantees shall earn dividends in the form of Dividend Equivalents corresponding to the aggregate Restricted Share Units awarded and issued hereunder. Grants of Dividend Equivalents issued during the Restricted Period and prior to the receipt of CTE Common Stock by Grantee, remain subject to vesting and risk of forfeiture on the same basis as the corresponding Restricted Share Units.

(b) Voting – Holders of Restricted Stock Units will not have voting rights with respect to Restricted Share Units until such time as the Restricted Share Unit Award is fully vested and converted to CTE Common Stock.

9	Notices.

Any notice to the Company under this Agreement shall be made in care of the Committee at the Company’s main office at 100 CTE Drive, Dallas, PA 18612. All notices under this Agreement shall be deemed to have been given when hand-delivered or mailed, first class postage prepaid, and shall be irrevocable once given.

10.	Securities Laws.

The Committee may from time to time impose any conditions on the Restricted Stock Units as it deems necessary or advisable to ensure that any Shares issued with respect to the Restricted Stock Units are issued and resold in compliance with applicable federal and state securities laws.

11.	Delivery of Shares.

Upon a Vesting Date, the Company shall notify Grantee that the restrictions on the Restricted Stock Units have lapsed. Unless a prior election has been made to defer receipt of the specified Shares, within ten (10) business days of a Vesting Date, the Company shall, without payment from Grantee for the Restricted Stock Units, deliver to Grantee a certificate for CTE Shares equal to the Restricted Stock Units subject to such Vesting Date. Said certificate shall be delivered, without any legend or restrictions, except for such restrictions as may be imposed by the Committee, in its sole judgment, under Paragraph 10, provided that no certificates for Shares will be delivered to Grantee until appropriate arrangements have been made with the Employer for the withholding of any taxes which may be due with respect to such Shares. The Company may condition delivery of certificates for Shares upon the prior receipt from Grantee of any undertakings which it may determine are required to assure that the certificates are being issued in compliance with federal and state securities laws. The right to payment of any fractional Shares shall be satisfied in cash, measured by the product of the fractional amount multiplied by the fair market value of a Share on the Vesting Date, as determined by the Committee.

12	Awards Not to Affect Employment.

None of the Awards granted hereunder shall confer upon Grantee any right to continue in the employment of the Company or any subsidiary or affiliate of the Company.

13	Effect of Change of Control.

In the event of a Change of Control (as defined in the Plan), notwithstanding the vesting schedule set forth in paragraph 5 above, all of the Restricted Stock Units shall be come immediately vested.

14	Miscellaneous.

(a) The address for Grantee to which notice, demands and other communications to be given or delivered under or by reason of the provisions hereof shall be the Grantee’s address as reflected in the Company’s personnel records.

(b) The validity, performance, construction and effect of this Award shall be governed by the laws of the Commonwealth of Pennsylvania, without giving effect to principles of conflicts of law.

COMMONWEALTH TELEPHONE ENTERPRISES, INC.

BY:	/s/ Michael J. Mahoney
Michael J. Mahoney
President and Chief Executive Officer

X / /
Date

Exhibit A

PERFORMANCE-BASED RSU AWARD EXAMPLE

Plan Design

Original 2006 RSU Grant	Original 2006 RSU Performance Targets
(Threshold – Maximum)

1) Long-Term Incentive RSUs	None
2) Performance Level I RSUs	Consolidated EBITDA	$152,664 - $158,664
3) Performance Level II RSUs	Consolidated EBITDA	$158,664 - $162,664

Modified 2006 RSU Grant	Modified 2006 RSU Performance Targets
(Threshold – Maximum)

1) Long-Term Incentive RSUs	None
2) Performance Level RSUs	Consolidated EBITDA	$152,664 - $157,801

Long-Term Incentive Award

The Long-Term Incentive Award previously granted in 2006 remains in place to be vested in accordance with the terms of the Amended Agreement. Should a change of control occur, the vesting will change in accordance with Paragraph 13 of the Amended Agreement.

Performance Level Award

The Performance Level Awards previously communicated in 2006 remain in place and can still be achieved with the modified performance criteria as noted above.

Formula

(Actual EBITDA less Threshold EBITDA / Performance Level EBITDA less Threshold EBITDA) x Total Performance Level RSUs

Examples

2006 Consolidated EBITDA Performance:

A = $157,801

Individual granted 2,000 Long Term Incentive and 3,500 Performance Level Awards.

	$157,801	less	$152,664	=	$5,137
	$157,801	less	$152,664	=	$5,137
Therefore,	5,137	divided by	5,137	=	1.0
Accordingly,	1.0	times	3,500	=	3,500

Total Employee RSU grant in this example:

Long Term Incentive Award	2,000
Performance Level Award	3,500

Total RSUs Granted	5,500	*

*	Maximum RSU Award is 5,500 (2,000 Long Term Incentive and 3,500 Performance Level Awards)

B = $157,000

Individual granted 1,500 Long Term Incentive and 2,500 Performance Level Awards.

	$157,000	less	$152,664	=	$4,336
	$157,801	less	$152,664	=	$5,137
Therefore;	4336	divided by	5137	=	0.8441
Accordingly,	0.8441	times	2,500	=	2,111

Total Employee RSU grant in this example:

Long Term Incentive Award	1,500
Performance Level Award	2,111

Total RSUs Granted	3,611